Exhibit 3(a)





                CERTIFICATE OF INCORPORATION

                             of

                  CENTRAL TELEPHONE COMPANY


            Original Certificate of Incorporation
                   Filed under the Name of
                      New Centel, Inc.
                      December 14, 1970

                     (Amended March 16, 1994)

      First: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                  CENTRAL TELEPHONE COMPANY

      Second: The principal office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its resident agent therein is The Corporation Trust Company, and the address of said resident agent is 1209 Orange Street, in said City, County and State.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million thirty-two thousand nine hundred ninety-three (11,032,993) shares, of which nine hundred seventy-two thousand three hundred ninety-nine (972,399) shares shall be Cumulative Preferred Stock without par value, fifty-three thousand three hundred four (53,304) shares shall be Convertible Junior Preferred Stock without par value and ten million (10,000,000) shares shall be Common Stock without par value.

      A description of said different classes of stock and a statement of the relative rights of the holders of stock of such classes and the designations, preferences and participating, voting, optional or other special rights and the qualifications, limitations or restrictions thereof, of the stock of such classes are as follows:

   (1) The authorized shares of Cumulative Preferred Stock without par value shall be issued in series, as follows:

        35,000  shares of the stated value of $50  per  share
                as   Cumulative  Preferred  Stock,  $2.50  Dividend
                Series,
        144,975 shares of the stated value of $25 per  share
                as   Cumulative  Preferred  Stock,  $1.24  Dividend
                Series,
        4,852   shares of the stated value of $100  per  share
                as Cumulative Preferred Stock, $5 Dividend Series, 26,400 shares of the stated value of $100 per share
                as   Cumulative  Preferred  Stock,  $4.70  Dividend
                Series,

and the authorized shares of Cumulative Preferred Stock without par value not so issued shall be issued in one or more other series and with such designation for each such series sufficient to distinguish the shares thereof from the shares of all other series and classes as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, authorized and unissued Cumulative Preferred Stock in series and to fix, prior to the issue of any shares of such series, to the extent permitted by the law of the State of Delaware, the voting powers, designations, preferences and relative, participating, optional or other rights not fixed herein or in an amendment hereto of shares of such series. All shares of Cumulative Preferred Stock of any one series shall be identical with each other share of the same series in all respects, except that if issued at different times such shares of the same series may, as hereinafter in Section (2) in this Article Fourth provided, differ as to the dates from which dividends thereon shall be cumulative.

      The  shares of Cumulative Preferred Stock of all  series
are   for  convenience  of  reference  sometimes  collectively
designated in this Certificate of Incorporation as "Cumulative
Preferred Stock."

      All  authorized  shares of Convertible Junior  Preferred
Stock shall be issued as one class of the stated value of  $10 per share.

      (2) The holders of the Cumulative Preferred Stock of each series shall be entitled to receive out of the net profits or the net assets in excess of capital or any surplus of the Corporation at the time legally available for the payment of dividends under the law of the State of Delaware, hereinafter in this Certificate of Incorporation referred to as "net profits or surplus", but only as and when declared by the Board of Directors, dividends on each share at the rate fixed for such series herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, and no more, payable in cash. Such dividends shall be payable quarterly on the last days of March, June, September and December in each year. Such dividends may be declared and/or paid before, during or after the period with respect to which they are payable, but shall not be in arrears until after the date as of which such dividends for any such period are payable.

     Such dividends on the Cumulative Preferred Stock shall be deemed to accrue from day to day, whether or not earned or declared, and shall commence to accrue on each share thereof:

          (a) from such date, if any, as may be fixed by the Board of Directors prior to the issue thereof; or

          (b) if no such date is fixed, then from the date of issue thereof;

and shall be cumulative from the date on which such dividends commence to accrue.

     If cumulative dividends shall not have been fully paid or declared and set apart for payment on each share of the Cumulative Preferred Stock, the amount of the deficiency (without interest) shall be fully paid, or dividends in such amount declared and set apart for payment, before any dividends are paid or declared or set apart for payment on the Convertible Junior Preferred Stock or the Common Stock and
before any sum or sums shall be paid or set apart for the purchase, retirement or redemption of any shares of any class of stock of the Corporation. No dividend shall be declared or paid on any share of Cumulative Preferred Stock at any time when less than the full amount of cumulative dividends which have accrued and become payable on all shares of the Cumulative Preferred Stock have been paid or declared and set apart for payment on such shares, unless the same proportion of the amount of the dividends then accrued and which have become payable on each share of the Cumulative Preferred Stock is paid or declared and set apart for payment on each such share.

      Dividends on the Convertible Junior Preferred Stock shall, in like manner as in respect of the Cumulative Preferred Stock, be cumulative quarterly at the rate fixed therefor herein, so that in case quarterly dividends at said rate on each share of the Convertible Junior Preferred Stock shall not have been fully paid or declared and set apart for payment from the date dividends commence to accrue thereon, as hereinafter provided, the amount of the deficiency (without interest), together with the current quarterly dividend, shall be fully paid, or dividends in such amount declared and set apart for payment, before any dividends are paid or declared or set apart for payment on the Common Stock and before any sum or sums are paid or set apart for the purchase, retirement or redemption of any shares of Convertible Junior Preferred Stock or Common Stock. At any time less than full cumulative dividends then accrued on each share of Convertible Junior Preferred Stock are declared and paid, no dividends shall be declared or paid on any share of Convertible Junior Preferred Stock unless the same proportionate amount of the dividends then accrued is declared and paid on each share of the Convertible Junior Preferred Stock.

      Such dividends on the Convertible Junior Preferred Stock shall be deemed to accrue from day to day, whether or not earned or declared, and shall commence to accrue on each share thereof

           (a) from such date, if any, as may be fixed by the Board of Directors prior to the issue thereof; or

           (b) if no such date is fixed, then from the date of issue thereof;

and shall be cumulative from the date on which such dividends commence to accrue. Such dividends shall be payable quarterly on the last days of March, June, September and December in each year, if declared by the Board of Directors. They may be declared and/or paid before, during or after the period with respect to which they are payable, but shall not be in arrears until after the date as of which such dividends for any such period are payable.

       (3) Out of any net profits or surplus of the Corporation remaining after cumulative dividends upon the Cumulative Preferred Stock for all past dividend periods, together with the current quarterly dividends, shall have been fully paid or declared and set apart for payment and provided that the Corporation shall not be in default in respect of any sinking or purchase fund requirement applicable in respect of any of the Cumulative Preferred Stock, then and not otherwise and subject to such limitations as may be provided herein for the benefit of any series of Cumulative Preferred Stock or in the resolution or resolutions of the Board of Directors providing for the issue of any series of Cumulative Preferred Stock, (i) the Board of Directors may declare and pay dividends upon the Convertible Junior Preferred Stock of the Corporation, and no holder of Cumulative Preferred Stock as such shall be entitled to share in such dividends, and (ii) if cumulative dividends as aforesaid upon the Convertible Junior Preferred Stock for all past dividend periods, together with the current quarterly dividend, shall have been fully paid or declared and set apart for payment, and all other conditions thereto hereinabove referred to have been met, then the Board of Directors may declare and pay dividends or declare and make distributions upon the Common Stock of the Corporation, and no holder of Cumulative Preferred Stock or of Convertible Junior Preferred Stock shall, as such, be entitled to share in such dividends or distributions.

      (4) The Cumulative Preferred Stock shall be preferred over the Convertible Junior Preferred Stock and the Convertible Junior Preferred Stock shall be preferred over the Common Stock as to both earnings and assets, and in the event of any liquidation, dissolution or winding up of the Corporation or any reduction of its capital resulting in the distribution of any of its assets to its stockholders, the holders of the Cumulative Preferred Stock shall be entitled to receive for each share thereof an amount equal to the stated value thereof, if such liquidation, dissolution, winding up or reduction of capital be involuntary, and the current redemption price thereof payable upon redemption at the option of the Corporation (unless any such shares shall not be redeemable at the option of the Corporation, in which case the stated value thereof shall be distributable in respect of such shares) if such liquidation, dissolution, winding up or reduction of capital be voluntary, together in all cases with an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution, before any distribution of any assets shall be made to the holders of the Convertible Junior Preferred Stock or the Common Stock; and after payment to the holders of the Cumulative Preferred Stock, as aforesaid, the holders of the Convertible Junior Preferred Stock shall be entitled to receive for each share thereof an amount equal to the current redemption price thereof payable upon redemption at the option of the Corporation whether such liquidation, dissolution, winding up or reduction of capital be voluntary or involuntary, together with an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution, before any distribution of any assets shall be made to the holders of the Common Stock. After receipt in the order and of the amounts to which they are respectively entitled, as aforesaid, the holders of the Cumulative Preferred Stock and the Convertible Junior Preferred Stock shall be entitled to no further participation in such distribution and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Cumulative Preferred Stock and the holders of the Convertible Junior Preferred Stock, to share, ratably, in all assets of the Corporation remaining. If, upon any such liquidation, dissolution, winding up or reduction of its capital resulting in the distribution of any of its assets to its stockholders, the assets distributable among the holders of the Cumulative Preferred Stock shall be insufficient to permit the payment in full to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed among the holders of the Cumulative Preferred Stock then outstanding, ratably, in proportion to the full preferential amounts to which they are respectively entitled; and, similarly, if after payment to the holders of the Cumulative Preferred Stock, of the full preferential amounts to which they are entitled, the remaining assets shall be insufficient to permit the payment in full to the holders of the Convertible Junior Preferred Stock of the amounts to which they are entitled in priority to the holders of the Common Stock, then said remaining assets shall be distributed among the holders of the Convertible Junior Preferred Stock then outstanding, ratably, in proportion to the amounts to which they are entitled in priority to the holders of the Common Stock.

      Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or distribution of assets within the meaning of any of the provisions of this Certificate of Incorporation; provided, however, that this paragraph shall not be construed to be a limitation of or a restriction upon the preferential rights of the holders of the Cumulative Preferred Stock or the holders of the Convertible Junior Preferred Stock.

     (5) Subject to the limitations imposed by Section (2) of this Article Fourth and to any other limitations as to any series provided herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, at the election of the Corporation, to be exercised by resolution of its Board of Directors, the whole or any part of any one or more series of the Cumulative Preferred Stock or the whole or any part of the Convertible Junior Preferred Stock (but not sooner, in the case of the Convertible Junior Preferred Stock, than five years and thirty days after the initial issue of shares of such class) may be redeemed at any time and from time to time upon not less than thirty nor more than sixty days' previous notice given in such manner as may be prescribed by the by-laws or by resolution of the Board of Directors at the price for the shares to be redeemed fixed herein or in the resolution or resolutions providing for the issue of such shares adopted by the Board of Directors and, in all cases, plus an amount equal to all cumulative dividends accrued and unpaid on such shares to the date of redemption, but without interest on the amount so payable. In the event that a part and not the whole of any series of the Cumulative Preferred Stock or a part and not the whole of the Convertible Junior Preferred Stock shall be redeemed, the shares to be redeemed shall be determined in such manner, either by lot or pro rata among the holders of shares of such series or of the Convertible Junior Preferred Stock, as the case may be or otherwise, as shall be prescribed herein or, in the absence of such prescription, by the by-laws or by resolution of the Board of Directors. The Board of Directors shall have the authority to increase or decrease the amount to be redeemed from any holder so as to avoid fractional shares. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in the payment of the redemption price not later than the redemption date so fixed, all dividends on the shares so called for redemption shall cease to accumulate or accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, including all cumulative dividends accrued and unpaid to the date of redemption (without interest thereon as aforesaid), shall cease and determine. At any time before the redemption date the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as herein above provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (i) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (ii) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited, which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Corporation forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portion of the funds so paid over, without interest. Any interest or other accretions to funds deposited with such bank or trust company shall belong to the Corporation.

      The provisions of this Section (5) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Cumulative Preferred Stock as well as to the optional redemption of shares of Cumulative Preferred Stock or Convertible Junior Preferred Stock, except to the extent, if any, that the terms of such sinking fund, as fixed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, shall expressly otherwise provide. Subject to the provisions hereof, the Board of Directors shall have power to prescribe from time to time the manner in which Cumulative Preferred Stock or Convertible Junior Preferred Stock shall be redeemed.

     (6) Subject to the limitations imposed by Section (2) of this Article Fourth, nothing herein contained shall limit the right of the Corporation to purchase any shares of the Cumulative Preferred Stock or any shares of the Convertible Junior Preferred Stock for any legal purpose.

      (7)   So  long as any shares of the Cumulative Preferred
Stock shall be outstanding:

            (a) the Corporation shall not, without the affirmative vote or the written consent of the holders of two-thirds of all shares of the Cumulative Preferred Stock, as one class, outstanding at the time or as of a record date fixed by the Board of Directors or by the by-laws, create or authorize any stock of any class which shall be prior in rank to such shares of the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets, or amend this Certificate of Incorporation so as adversely to affect any of the preferences or other rights of the holders of the Cumulative Preferred Stock; provided, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the respective series of the Cumulative Preferred Stock, the holders of two-thirds or more of the shares of the Cumulative Preferred Stock outstanding and voting affirmatively for or consenting to such amendment, as required, shall include the holders of at least two-thirds of the shares of each such series so adversely affected; and

            (b)   the  Corporation  shall  not,  without   the
     affirmative vote or the written consent of the holders of a majority of the shares of the Cumulative Preferred Stock, as one class, outstanding at the time or as of a record date fixed by the Board of Directors or by the by-laws, (i) create or authorize any stock of any class ranking on a parity with the Cumulative Preferred Stock with respect to the payment of dividends or the distribution of assets or increase the number of authorized shares of the Cumulative Preferred Stock, or
     (ii) dissolve, liquidate or wind up the Corporation or its affairs or consolidate with or merge into any other corporation under applicable statutory procedure or make any sale, transfer, lease or exchange of the property and business of the Corporation as or substantially as an entirety, but this provision shall not be applicable to a mortgage or pledge.

      (8) If no dividends or less than full cumulative dividends shall have been paid for four quarterly dividend periods, whether or not such periods are consecutive, on any of the Cumulative Preferred Stock or if the Corporation shall fail in any year to fulfill the requirements of the sinking fund or purchase fund with respect to any series of the Cumulative Preferred Stock entitled to the benefit of a sinking fund or purchase fund and the terms of such sinking fund or purchase fund shall so provide, the holders of the Cumulative Preferred Stock, as a class, shall, at all meetings held for the election of directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on all of the Cumulative Preferred Stock shall have been paid or declared and set apart for payment and until all such sinking fund or purchase fund requirements which have matured shall have been fulfilled, possess voting power to the exclusion of the holders of the Convertible Junior Preferred Stock and the Common Stock to elect the smallest number constituting a majority of the directors to be elected and the holders of the Convertible Junior Preferred Stock and the Common Stock, as if they were one class, shall possess voting power to the exclusion of the holders of the Cumulative Preferred Stock to elect the largest number constituting a minority of the directors then to be elected. Whenever the holders of shares of the Cumulative Preferred Stock shall acquire the right to elect a majority of the directors, a special meeting of the stockholders shall be called by or on the order of a majority of the directors or by or on the written request of any holder of shares of the Cumulative Preferred Stock then outstanding who has held his stock for a period of not less than six months, for the purpose of electing a new Board of Directors, such meeting to be held on not less than fifteen nor more than thirty days' notice, provided, however, that no such special meeting shall be called if an annual meeting of the stockholders is to be held within sixty days after the holders of shares of the Cumulative Preferred Stock shall have become entitled to exercise such right of election. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon any election of directors by the holders of shares of the Cumulative Preferred Stock in accordance with the foregoing provisions, regardless of whether or not the holders of shares of the Convertible Junior Preferred Stock and the Common Stock shall have elected the remaining directors of the Corporation; and unless and until such remaining directors of the Corporation shall be elected by the holders of shares of the Convertible Junior Preferred Stock and the Common Stock, the number of directors, for the purpose of determining the existence of a quorum or the validity of any action taken, shall, notwithstanding any other provision hereof, be deemed to be the number of directors elected by the holders of shares of the Cumulative Preferred Stock. Whenever the right of the holders of shares of the Cumulative Preferred Stock to elect a majority of the directors shall terminate, a special meeting of the stockholders shall be called by or on the order of a majority of the directors or by or on the written request of any holder of shares of the Convertible Junior Preferred Stock or the Common Stock then outstanding who has held his stock for a period of not less than six months, for the purpose of electing a new Board of Directors, such meeting to be held on not less than fifteen nor more than thirty days' notice, provided, however, that no such special meeting shall be called if an annual meeting of the stockholders is to be held within sixty days after the right of the holders of shares of the Cumulative Preferred Stock to elect a majority of the directors shall terminate. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of directors by the holders of shares of the Cumulative Preferred Stock, the Convertible Junior Preferred Stock and the Common Stock with equal voting rights per share in respect of all the directors then to be elected. If, during any interval between meetings of stockholders for the election of directors while the holders of shares of the Cumulative Preferred Stock shall be entitled to elect a majority of the directors, the number of directors in office who have been elected by the holders of shares of the Cumulative Preferred Stock or the Convertible Junior Preferred Stock and the Common Stock, as the case may be, shall become less than the total number of directors which the holders of shares of such class are entitled to elect, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled by a majority vote of the directors then in office who were elected by the holders of the shares of such class or whose predecessors were so elected. Any director may be removed from office by vote of the holders of a majority of the shares of the class of stock voted for his election or for his predecessor in cases where such director was elected by other directors. A special meeting of the holders of shares of either class may be called by a majority of the directors then in office who were elected by the holders of the shares of such class or whose predecessors were so elected, for the purpose of removing a director in accordance with the foregoing provisions and shall be called by or on the written request of the holders of not less than 15% of the outstanding shares of the class entitled to vote with respect to the removal of any such director, such meeting to be held on not less than fifteen nor more than thirty days' notice. At any meeting of stockholders when the holders of shares of the Cumulative Preferred Stock shall be entitled to vote for the election of a majority of the directors, the absence of a quorum of the holders of shares of the Cumulative Preferred Stock or of the holders of shares of the Convertible Junior Preferred Stock and the Common Stock shall not prevent an election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of shares of such other class is present in person or by proxy at such meeting. For the purposes of such election, a quorum shall consist of holders of not less than a majority of the issued and outstanding shares of the class. In the absence of a quorum of the holders of shares of either such class, a majority of those holders of shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

      (9) Except as otherwise specifically provided in this Article Fourth or as may be provided by the Board of Directors in respect of any series of Cumulative Preferred Stock prior to the issue of any shares of such series pursuant to the authority vested in the Board of Directors by Section (1) of this Article Fourth or as required by law, each share of each class of stock of the Corporation shall represent one vote which may be voted upon all measures, including the election of directors. The election of directors need not be by ballot unless so provided in the by-laws. Except as otherwise expressly provided in this Article Fourth or by law, at all meetings of stockholders a quorum for the transaction of any business shall consist of the holders of such number of shares, represented in person or by proxy, as shall be entitled to cast a majority of the votes which might be cast by the holders of all of the shares of the Corporation issued, outstanding and entitled to be voted upon such business and, except as otherwise expressly provided in this Article Fourth or by law, the affirmative vote of a majority of such quorum shall suffice to adopt any measure.

      (10) Additional terms of the respective series of Cumulative Preferred Stock and of the Convertible Junior
Preferred Stock are:

                             A.

    THE CUMULATIVE PREFERRED STOCK, $2.50 DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$2.50 Dividend Series, shall be $2.50 per annum.

      2.   The price payable upon redemption at the option  of
the  Corporation of Cumulative Preferred Stock, $2.50 Dividend
Series,  shall  be Fifty Two Dollars and Fifty Cents  ($52.50)
per share.

                             B.

    THE CUMULATIVE PREFERRED STOCK, $1.24 DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$1.24 Dividend Series, shall be $1.24 per annum.

      2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $1.24 Dividend Series, shall be Twenty-six Dollars ($26) per share to and including September 30, 1972, and Twenty-five Dollars and Fifty Cents ($25.50) per share thereafter.

      3. At least twenty (20) and not more than sixty (60) days prior to October 31 of each year the Corporation shall mail to each holder of shares of Cumulative Preferred Stock, $1.24 Dividend Series, of record as of a date not more than fifty (50) days preceding such mailing, at the address of such holder then appearing on the books of the Corporation, a notice in writing of its intention to accept tenders of not more than thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series, tendered to the Corporation on or before such October 31 for purchase at a price per share not exceeding Twenty Five Dollars ($25.00) plus accrued dividends (the "maximum purchase price"). Not later than October 31 of each year the Corporation shall, out of any funds from which dividends might lawfully be paid, deposit with a bank or trust company doing business in the City of Chicago, State of Illinois, selected by the Corporation and designated in the aforesaid notice as the place to which tenders shall be delivered, a sum equal to the maximum purchase price of thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series.

      Tenders shall be accepted on October 31 in the order of the prices at which they are made; those shares tendered at the lowest price to be the first purchased. Among tenders at the same price the Corporation may make selection of the shares which it will purchase so that as nearly as may be tenders may be accepted in their entirety rather than partially. The Corporation may make partial acceptance of one or more tenders so that the total number of shares purchased will not exceed thirty-seven hundred fifty (3,750). If the Corporation shall purchase less than all of the shares represented by any certificate, a new certificate for the shares not purchased will be issued to the holder of such shares.

      If after notice has been given and deposit of funds made as aforesaid, less than thirty-seven hundred fifty (3,750) shares of Cumulative Preferred Stock, $1.24 Dividend Series, shall be tendered for purchase at not more than the maximum purchase price, the purchase of such number of shares as shall have been so tendered at not more than the maximum purchase price shall constitute compliance by the Corporation for such year with the provisions hereof. Any funds deposited for the purpose of compliance with the provisions hereof and not required for such purpose shall be returned to the Corporation upon such compliance.

      Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the bank or trust company designated for the purpose nor unless, if payment upon acceptance of tender thereof is to be made other than to the record holder, such certificate or certificates have been duly endorsed or are otherwise in proper form for transfer, with all transfer taxes in respect thereof paid or provided for.

       Default by the Corporation in complying with the provisions of this paragraph 3 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Convertible Junior Preferred Stock and the Common Stock of the Corporation until the
Corporation shall have cured such default by soliciting tenders and depositing the funds necessary to the purchase in the manner and upon the terms herein provided of such number of shares of Cumulative Preferred Stock, $1.24 Dividend Series, as shall equal the difference between (a) the product of thirty-seven hundred fifty (3,750) multiplied by the number of full twelve month periods elapsed since October 31, 1970; and (b) the product of thirty-seven hundred fifty (3,750) multiplied by the number of full twelve month periods since October 31, 1970 for which the Corporation has complied with the provisions of this paragraph 3; but neither the holder of any shares of Cumulative Preferred Stock, $1.24 Dividend Series, as such, nor the holders of all shares of Cumulative Preferred Stock, $1.24 Dividend Series, as a class, shall be entitled to apply to any court of law or equity for a money judgment or a decree of specific performance or similar relief or remedy on account of any such default other than to restrain the Corporation from the declaration or payment of dividends or the making of any distribution upon the Convertible Junior Preferred Stock and the Common Stock of the Corporation until such default shall have been cured.

     4. Shares of Cumulative Preferred Stock, $1.24 Dividend Series, redeemed, purchased upon tender, or otherwise reacquired by the Corporation shall be canceled and upon such cancellation shall be deemed to be authorized and unissued shares of Cumulative Preferred Stock, but shall not be reissued as shares of the same or any theretofore outstanding series.

     5. So long as any shares of Cumulative Preferred Stock, $1.24 Dividend Series, shall be outstanding (and unless the vote or assent of a greater number of shares of such series shall then be required by law), without the assent, given by vote at a meeting thereof called for the purpose, of the holders of a majority in interest of the outstanding shares of
Cumulative   Preferred  Stock,  $1.24  Dividend  Series,   the
Corporation shall not issue any shares of "preferred stock" or issue any "funded debt" unless the "net earnings" of the Corporation for 12 consecutive calendar months during the 15 months immediately preceding the month in which such issue is to be made are at least one and one-half (1 1/2) times the aggregate of the annual interest charges on all indebtedness for borrowed money and the annual dividend requirements on all
preferred   stock  of  the  Corporation  to   be   outstanding
immediately after the proposed issue.

      As used in this paragraph 5, "preferred stock" means the Cumulative Preferred Stock, $1.24 Dividend Series, and all shares of any class of stock ranking in respect of dividends or assets equally with or prior to the Cumulative Preferred Stock, $1.24 Dividend Series; "funded debt" means all indebtedness for borrowed money of the Corporation maturing one year or more after the date of issuance thereof (excluding renewals in such computations of time); and "net earnings" means net income after depreciation, Federal income taxes and other appropriate charges, but before interest charges and dividends on preferred computed in accordance with generally accepted accounting principles and without recognition of any charges or credits to earned surplus and after excluding from the computation of such net income all profits realized and losses sustained from the sale or other disposition of capital assets and resulting increases in and reductions of taxes based on income. If notice of redemption of securities has been given or irrevocably authorized to be given by or on behalf of the Corporation and the funds necessary to effect the redemption of such securities have been irrevocably deposited in trust for such purpose, such securities shall not be deemed to be outstanding for purposes of this paragraph 5.

                             C.

     THE CUMULATIVE PREFERRED STOCK, $5 DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$5 Dividend Series, shall be $5 per annum.

      2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $5 Dividend
Series, shall be One Hundred Two Dollars ($102) per share.

                             D.

    THE CUMULATIVE PREFERRED STOCK, $4.70 DIVIDEND SERIES

     1.   The dividend rate on the Cumulative Preferred Stock,
$4.70 Dividend Series, shall be $4.70 per annum.

      2. The price payable upon redemption at the option of the Corporation of Cumulative Preferred Stock, $4.70 Dividend Series, shall be One Hundred Three Dollars and Fifty Cents ($103.50) to and including June 30, 1972; One Hundred Three Dollars ($103) and One Hundred Two Dollars and Fifty Cents ($102.50) in each of the two (2) succeeding twelve month periods, respectively; and One Hundred Two Dollars ($102) after June 30, 1974.

      3. At least twenty (20) and not more than sixty (60) days prior to July 31 of each year, the Corporation shall mail to each holder of shares of Cumulative Preferred Stock, $4.70 Dividend Series, of record as of a date not more than fifty
(50) days preceding such mailing, at the address of such holder then appearing on the books of the Corporation, a notice in writing of its intention to accept tenders of not more than twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series, tendered to the Corporation on or before such July 31 for purchase at a price per share not exceeding $100 plus accrued dividends (the "maximum purchase price"). Not later than July 31 of each year the Corporation shall, out of any funds from which dividends might lawfully be paid, deposit with a bank or trust company doing business in the City of Chicago, selected by the Corporation and designated in the aforesaid notice as the place to which tenders shall be delivered, a sum equal to the maximum purchase price of twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series.

      Tenders shall be accepted on July 31 in the order of the prices at which they are made; those shares tendered at the lowest price to be the first purchased. Among tenders at the same price the Corporation may prorate the available funds according to the number of shares held or the number of shares tendered by each holder making a tender at such price or may make selection of the shares which it will purchase so that as nearly as may be tenders may be accepted in their entirety rather than partially. The Corporation may make partial acceptance of one or more tenders so that the total number of shares purchased will not exceed twelve hundred (1,200). If the Corporation shall purchase less than all of the shares represented by any certificate, a new certificate for the shares not purchased will be issued to the holder of such shares.

      If after notice has been given and deposit of funds made as aforesaid, less than twelve hundred (1,200) shares of Cumulative Preferred Stock, $4.70 Dividend Series, shall be tendered for purchase at not more than the maximum purchase price, the purchase of such number of shares as shall have been so tendered at not more than the maximum purchase price shall constitute compliance by the Corporation for such year with the provisions hereof. Any funds deposited for the purpose of compliance with the provisions hereof and not required for such purpose shall be returned to the Corporation upon such compliance.

      Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the bank or trust company designated for the purpose nor unless, if payment upon acceptance of tender thereof is to be made other than to the record holder, such certificate or certificates have been duly endorsed or are otherwise in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

       Default by the Corporation in complying with the provisions of this paragraph 3 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Convertible Junior Preferred Stock and the Common Stock of the Corporation until the
Corporation shall have cured such default by soliciting tenders and depositing the funds necessary to the purchase in the manner and upon the terms herein provided of such number of shares of Cumulative Preferred Stock, $4.70 Dividend Series, as shall equal the difference between (a) the product of twelve hundred (1,200) multiplied by the number of full twelve month periods elapsed from and after July 31, 1970, and
(b) the product of twelve hundred (1,200) multiplied by the number of full twelve month periods from and after July 31, 1970 for which the Corporation has complied with the provisions of this paragraph 3; but neither the holder of any shares of Cumulative Preferred Stock, $4.70 Dividend Series, as such, nor the holders of all shares of Cumulative Preferred Stock, $4.70 Dividend Series, as a class, shall be entitled to apply to court of law or equity for a money judgment or a decree of specific performance or similar relief or remedy on account of any such default other than to restrain the Corporation from the declaration or payment of dividends or the making of any distribution upon the Convertible Junior Preferred Stock and the Common Stock of the Corporation until such default shall have been cured.

     4.   Shares of Cumulative Preferred Stock, $4.70 Dividend
Series, purchased upon tender as herein provided shall be canceled and shall not be reissued.

     5. So long as any shares of Cumulative Preferred Stock, $4.70 Dividend Series, shall be outstanding (and unless the vote or assent of a greater number of shares of such series shall then be required by law), without the assent, given by vote at a meeting thereof called for the purpose, of the holders of a majority in interest of the outstanding shares of Cumulative Preferred Stock, $4.70 Dividend Series, the Corporation shall not issue any shares of "preferred stock" or issue any "funded debt" unless the "net earnings" of the Corporation for 12 consecutive calendar months during the 15 months immediately preceding the month in which such issue is to be made are at least one and one-half (1 1/2) times the aggregate of the annual interest charges on all indebtedness for borrowed money and the annual dividend requirements on all preferred stock of the Corporation to be outstanding immediately after the proposed issue. As used in this paragraph 5, "preferred stock" means the Cumulative Preferred Stock, $4.70 Dividend Series, and all shares of any class of stock ranking in respect of dividends or assets equally with or prior to the Cumulative Preferred Stock, $4.70 Dividend Series; "funded debt" means all indebtedness for borrowed money of the Corporation maturing one year or more after the date of issuance thereof (excluding renewals in such computations of time); and "net earnings" means net income after depreciation, Federal income taxes and other appropriate charges, but before interest charges and dividends on preferred stock, computed in accordance with generally accepted accounting principles and without recognition of any charges or credits to earned surplus and after excluding from the computation of such net income all profits realized and losses sustained from the sale or other disposition of capital assets and resulting increases in and reductions of taxes based on income. If notice of redemption of securities has been given or irrevocably authorized to be given by or on behalf of the Corporation and the funds necessary to effect the redemption of such securities have been irrevocably deposited in trust for such purpose, such securities shall not be deemed to be outstanding for purposes of this paragraph 5.

                             E.

           THE CONVERTIBLE JUNIOR PREFERRED STOCK

       1.    The  dividend  rate  on  the  Convertible  Junior
Preferred Stock shall be $2 per annum.

      2. The price payable upon redemption at the option of the Corporation of Convertible Junior Preferred Stock shall be
$25 per share.

     3. (a) The shares of Convertible Junior Preferred Stock (hereinafter in this subdivision E sometimes called the "Convertible Preferred") shall be convertible at the option of the respective holders thereof into fully paid and nonassessable shares of Common Stock (hereinafter sometimes called "Sprint Common Stock") of the par value of $2.50 per share of Sprint Corporation, a Kansas corporation (hereinafter in this paragraph 3 sometimes called 'Sprint"), at the initial conversion price as of March 9, 1993 (taking the shares of the Convertible Preferred at $25 per share) of $3.86 per share of Sprint Common Stock (a basis of 6.47325 shares of Sprint Common Stock for each share of the Convertible Preferred). In order to exercise the conversion privilege, the holder of any share or shares of Convertible Preferred that is or are to be converted shall surrender the certificate or certificates therefor to the Corporation at the designated office of the Conversion Agent in the city of Chicago, Illinois, accompanied by written notice to the Corporation that such holder elects to convert such share or shares of Convertible Preferred. Such notice shall state the name (with address) of the holder of such share or shares of Convertible Preferred and the name (with address) in which the certificate or certificates for shares of Sprint Common Stock that shall be issuable on such conversion shall be issued. Each certificate for a share or shares of Convertible Preferred surrendered for conversion into shares of Sprint Common Stock to be issued in a different name shall also be accompanied by a proper instrument of transfer thereof endorsed in blank. As promptly as practicable after the receipt of such notice and the surrender of such certificate or certificates, as aforesaid, the Corporation shall deliver at the designated office of the Conversion Agent to such holder or upon his written order a certificate or certificates for the number of full shares of Sprint Common Stock issuable upon the conversion of such share or shares of Convertible Preferred in accordance with the provisions of this paragraph 3 and cash, as hereinafter provided, in respect of any fraction of a share of Sprint Common Stock otherwise issuable upon such conversion. Subject to the exceptions hereinafter made, such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation and the certificate or certificates for the share or shares of Convertible Preferred to be converted shall have been surrendered, as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Sprint Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. No adjustment shall be made for dividends on any shares of Convertible Preferred that shall be converted or for dividends on any Sprint Common Stock that shall be issued upon the conversion of such share or shares of Convertible Preferred. In case less than all of the shares of Convertible Preferred represented by one certificate are to be converted, there shall be issued and delivered to or upon the order of the holder of such certificate a new certificate for the number of shares of Convertible Preferred not converted.

       The Corporation shall not be required to deliver certificates for shares of Sprint Common Stock upon conversion while Sprint's stock transfer books are closed for any meeting of stockholders or for the payment of dividends, or for any other purpose, and the person or persons in whose name or names any certificate for shares of Sprint Common Stock are issuable upon such conversion shall not be deemed to have become the holder or holders of record of such shares of Sprint Common Stock until the date on which such transfer books shall be reopened; provided, however, that such certificate or certificates for shares of Sprint Common Stock shall be issued and delivered as soon as the stock transfer books shall again be opened.

      No fractions of shares of Sprint Common Stock will be issued upon conversions. The number of full shares of Sprint Common Stock that shall be issuable upon conversion of shares of Convertible Preferred shall be computed on the basis of the aggregate number of shares represented by the certificate or certificates surrendered for conversion or such lesser number of shares as the holder shall specify in the notice of conversion. If any fractional interest in a share of Sprint Common Stock would otherwise be issuable upon the conversion of any share or shares of Convertible Preferred, the Corporation shall pay cash equal to the product of (i) the closing sale price per share of Sprint Common Stock on the New York Stock Exchange on the trading day next preceding the date of conversion and (ii) the fraction of a share of Sprint Common Stock to which the holder would otherwise have been entitled.

     For the purposes of this paragraph 3:

                 (i) The "conversion prices" or the "applicable conversion price" means the initial conversion price as of March 9, 1993, or such conversion price as adjusted and at the time in effect. The conversion price shall never be stated in terms of a fraction of a cent but shall always be rounded to the nearest full cent, or, if there is no nearest full cent, to the next full cent upward;

                (ii) A "change" in the conversion price means any difference between the applicable conversion price and the amount resulting from a recomputation pursuant to such formula provided in subparagraph (c) of this paragraph 3 as shall be applicable under the circumstances; and

                (iii)  An  "adjustment" in the conversion
     price means a required reduction or increase in the applicable conversion price. A reduction or increase in
     the   conversion  price  (i.e.,  an  adjustment  in   the
     conversion price) will be required in the event of a change which, together with all cumulated changes, if any, is an amount not less than $.50. In the cumulation of changes, upward and downward changes will be offset and only the net amount of changes will be given effect in determining whether an adjustment in the conversion price should be made.

           (b) At any time and from time to time a change in the conversion price shall be made:

          (i)  If Sprint shall issue

                (A)    any additional shares of Sprint  Common
     Stock without receiving therefor a consideration, if any,
     per   share   at  least  equal  to  the  then  applicable
     conversion price;

                (B) any shares convertible into shares of Sprint Common Stock, or any obligations so convertible, for a consideration, if any, which together with the consideration, if any, to be received by Sprint upon conversion thereof into shares of Sprint Common Stock, shall be less per share of Sprint Common Stock issuable upon conversion thereof than the conversion price applicable immediately prior to the issuance of such convertible shares or obligations; or

                (C) any options or warrants, subject to the specific exceptions hereinafter provided, to purchase or subscribe for any shares of Sprint Common Stock for a consideration, if any, which, together with the consideration, if any, received by Sprint for such options or warrants shall be less per share of Sprint Common Stock issuable upon exercise of such options or warrants than the conversion price applicable immediately prior to the issuance of such options or warrants;

           (ii) Upon the termination of the right to convert into shares of Sprint Common Stock any convertible shares or obligations issued by Sprint or upon the expiration of any options or warrants issued by Sprint to purchase or subscribe for shares of Sprint Common Stock, if at any time a change in the conversion price was made on account thereof and if upon such termination or expiration the number of shares theretofore issued upon conversions of such convertible shares or obligations or upon exercise of such options or warrants is less than the maximum number (or such number as adjusted by antidilution provisions) of shares of Sprint Common Stock deemed issued at the time such change in the conversion price was made;

           (iii) If, except as the result of antidilution provisions, there shall be an increase or decrease in the amount of Sprint Common Stock issuable upon conversion of one convertible share issued by Sprint or a specified principal amount of convertible obligations issued by Sprint or an increase or decrease in the purchase or subscription price of shares of Sprint Common Stock to be paid upon exercise of options or warrants; provided that a change in the conversion price was made upon the issuance of such convertible shares or obligations or such options or warrants or that a change in the conversion price would be required to be made if such convertible shares or obligations or such options or warrants were then being issued;

           (iv) In case of any combination, subdivision, reclassification or other reorganization of the Sprint Common
Stock (excluding such events in respect of which other specific provisions are made herein).

The consideration, if any, received for the issuance of any additional shares of Sprint Common Stock or any shares convertible into shares of Sprint Common Stock or any obligations so convertible or any options or warrants to purchase or subscribe for shares of Sprint Common Stock shall at all times be deemed to be the proceeds thereof to Sprint, without deducting from the total amount received any expenses incurred or any underwriting commissions or concessions paid or allowed by Sprint in connection therewith. If the consideration received by Sprint shall be in a form other than cash, the amount of such consideration shall be deemed to be the fair value thereof, as determined by the Board of Directors of Sprint at or before the time of issuance of the shares, obligations, options or warrants issued for such consideration.

      For the purposes of this paragraph 3, there shall at all times be deemed to have been issued and to be outstanding as of March 9, 1993, all shares of Sprint Common Stock reserved for issuance:

                        (x)     upon  the  conversion   of   any
     convertible debt outstanding as of March 9, 1993;

                        (y)     pursuant  to  any  Sprint  stock
     purchase program in effect as of March 9, 1993; and

                        (z)   pursuant to options granted or which
     may be granted under any Sprint stock option plan in effect as of March 9, 1993.

           There are excepted from the operation of these antidilution provisions and no change in the conversion price shall be required as a result of the issuance after March 9, 1993 of:

           Subscription rights for shares of Sprint Common Stock or the issuance of shares of Common Stock pursuant to further employees' stock purchase programs substantially similar to such programs heretofore established by Sprint, not involving an offering of shares in any one fiscal year of Sprint in a number exceeding 1% of the number of shares of Sprint Common Stock outstanding at the beginning of such fiscal year;

          Options to purchase shares of Sprint Common Stock or the issuance of shares of Common Stock upon exercise of such options, pursuant to any Stock Option Plan hereafter approved pursuant to the provisions of the Internal Revenue Code as then in force by the Sprint stockholders under which the option price shall be at least 100% of market value at the date of grant of such options; or

           Shares of Sprint Common Stock payable as a dividend upon the Common Stock of Sprint; provided that the maximum number of shares of Sprint Common Stock issuable in payment of such dividend, together with the number of shares of Sprint Common Stock theretofore issued as a dividend or dividends upon the Common Stock of Sprint within the same fiscal year of Sprint, shall not exceed 2% of the shares of Sprint Common Stock outstanding at the record date or other date for the determination of the holders of shares of Sprint Common Stock entitled to participate in such dividend.

           (c) Upon the occurrence of any of the events specified above as requiring a change in the conversion price because additional shares of Sprint Common Stock are issued or deemed to be issued or because a revision of the number of such shares of Common Stock so deemed to be issued is required, such change shall be computed by

           (i) multiplying the total number of shares of Sprint Common Stock outstanding (or deemed to be outstanding for the purposes of this paragraph 3) immediately prior to such event by the then applicable conversion price;

           (ii) adding to the product the total amount of the consideration, if any, received (or deemed to have been received) by Sprint upon the issuance of the additional number of shares of Sprint Common Stock issued (or deemed to have been issued for the purposes of this paragraph 3) upon such event; and

           (iii)      dividing the resulting sum by the  total
     number  of shares of Sprint Common Stock outstanding  (or
     deemed  to  be  outstanding  for  the  purpose  of   this
     paragraph 3) immediately after such event.

For the purposes of the foregoing formula there shall (except as otherwise provided in subparagraph (b) of this paragraph 3) be deemed to have been issued at the time of issuance of any shares convertible into shares of Sprint Common Stock or any obligations so convertible or any options or warrants to purchase or subscribe for any shares of Sprint Common Stock the aggregate maximum number of shares of Sprint Common Stock issuable upon conversion of such shares or obligations or upon the exercise of such options or warrants. The consideration received for the shares of Sprint Common Stock deemed to have been issued upon the issuance of such convertible shares or obligations or such options or warrants shall be deemed to be the consideration, if any, received by Sprint for such convertible shares or obligations or options or warrants plus the minimum consideration, if any, to be received by Sprint upon conversion into shares of Sprint Common Stock of such convertible shares or obligations or upon the exercise of such options or warrants.

      Upon the termination of the right to convert into shares of Sprint Common Stock any convertible shares or obligations issued by Sprint, or the expiration of any options or warrants issued by Sprint, to purchase or subscribe for shares of Sprint Common Stock (if at any time a change in the conversion price was made on account thereof), a change in the conversion price shall forthwith be made to such conversion price as would then be applicable had the change in the conversion price been made upon the basis of the delivery of only the number of shares of Sprint Common Stock actually delivered upon conversions of such shares or obligations or upon exercise of such options or warrants.

      If, except as the result of antidilution provisions applicable thereto, there shall be an increase or decrease in the amount of Sprint Common Stock issuable upon conversion of one convertible share issued by Sprint or a specified principal amount of convertible obligations issued by Sprint or an increase or decrease in the purchase or subscription price of shares of Sprint Common Stock to be paid upon exercise of options or warrants issued by Sprint and if a change in the conversion price was made upon the issuance of such convertible shares, obligations, options or warrants or would be required to be made if such convertible shares or obligations or such options or warrants were at the time being issued, then any such increase or decrease in the amount of Sprint Common Stock issuable upon conversion of one convertible share or a specified principal amount of convertible obligations shall be deemed to effect the termination of the right to convert at the former rate any such convertible shares or obligations remaining unconverted and to effect the issuance of such remaining convertible shares or obligations as a new issue of shares or obligations convertible at the new rate, and any such increase or decrease in the purchase or subscription price to be paid upon exercise of such options or warrants shall be deemed to effect the expiration of any unexercised options or warrants to purchase or subscribe at the former price and to effect the issuance of such unexercised options or warrants as a new issue of options or warrants to purchase at the new price.

      In case of a distribution of securities or assets to the holders of Sprint Common Stock (excluding cash dividends payable out of earned surplus and distributions in respect of which other specific provisions are made herein), a change in the conversion price shall be made reducing it by an amount equal to the fair value of the portion of such distribution applicable to one share of such Sprint Common Stock as determined by the Board of Directors of Sprint (or, if they shall not have made such determination, by the Board of Directors of the Corporation), whose determination, in the absence of fraud, shall be final and conclusive.

     Upon a combination, reclassification or reorganization of the shares of Common Stock of Sprint into a smaller number of shares, an upward change shall be made in the conversion price which shall bear the same relationship to the conversion price prior to such change as the reduction in the number of shares of Common Stock of Sprint outstanding (and deemed to be outstanding for the purposes of this paragraph 3) immediately prior to such event bears to the number of shares of Sprint Common Stock outstanding (and deemed to be outstanding for the purposes of this paragraph 3) immediately after such combination, reclassification or reorganization.

           (d) As promptly as practicable after it has knowledge of any occurrence which will or may result in a change in the conversion price, the Corporation shall make an estimate of such change in the conversion price and of the date as of which such change will or may become effective and shall notify the Conversion Agent in writing accordingly. If it appears from such notice that such change will or may result in an adjustment in the conversion price, the Conversion Agent shall, upon surrender to it of Convertible Preferred for conversion, give written advice to the holder of such Convertible Preferred of the notice received from the Corporation. Such holder may, at any time within five days after the mailing by the Conversion Agent of such written advice, withdraw such holder's notice of election to convert such Convertible Preferred, but if no such withdrawal shall have been made within such five days, such Convertible Preferred shall, subject to compliance with all conditions precedent to conversion herein provided, be deemed to have been converted on the date such notice of election to convert was filed with the Conversion Agent.

           (e) Whenever the conversion price is required to be changed or adjusted as herein provided:

           (i) the Corporation shall forthwith file with the Conversion Agent a report setting forth such change and showing in detail the events upon which such change is based, including a statement of the consideration, if any, received or to be received by Sprint for, and the number of, any additional shares of Sprint Common Stock issued (or deemed to have been issued) since the last preceding change; and

          (ii) if such change shall result in an adjustment in the conversion price, the Corporation shall forthwith cause a notice stating that such adjustment has been effected and of the adjusted conversion price to be mailed first-class, postage prepaid, to each holder of Convertible Preferred of record at a date not more than 30 days prior to such mailing at his address appearing on the stock records.

           (f) Sprint has agreed with the Corporation for the benefit of the holders of the Convertible Preferred that if Sprint shall be consolidated with or merged into or shall sell or dispose of all or substantially all of its property and assets to any other corporation, Sprint will cause proper provision to be made as part of the terms of such consolidation, merger or sale or otherwise whereby the holders of the Convertible Preferred shall thereafter be entitled to such conversion rights with respect to securities of the corporation resulting from such consolidation or merger or to which such sale shall be made as shall be substantially equivalent to the conversion rights herein granted. Notice thereof shall be given to the holders of the Convertible Preferred as in the case of an adjustment in the conversion price.

           (g) The issuance of any certificates for Sprint Common Stock on conversion of any share or shares of Convertible Preferred shall be made without charge to the holder of the Convertible Preferred so converted for any tax in respect of the issuance of such certificates. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Sprint Common Stock in any name other than that of the holder of the Convertible Preferred converted, and the Corporation shall not be required to deliver any such certificate for the Sprint Common Stock unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

           (h) Sprint has agreed with the Corporation for the benefit of the holders of the Convertible Preferred that it will at all times reserve and keep available out of its authorized but unissued stock, for the purpose of making the same available for effecting the conversions of the Convertible Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding
Convertible Preferred; and if at any time the number of authorized but unissued shares of Common Stock of Sprint shall not be sufficient to effect the conversion of all outstanding Convertible Preferred at the conversion price then applicable, Sprint has agreed that it will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized shares of Common Stock to such number of shares as shall be sufficient for such purpose.

           (i) If any shares of Sprint Common Stock, reserved or to be reserved, for the purpose of conversion of the Convertible Preferred hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, then Sprint has agreed with the Corporation for the benefit of the holders of the Convertible Preferred that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

           (j) The Corporation covenants that all shares of Sprint Common Stock which may be issued upon conversion of Convertible Preferred will upon issuance be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (k)  In case at any time

           (i) Sprint shall declare any dividend payable in stock upon its Common Stock or make any distribution
     (other  than cash dividends) to the holders of its Common
     Stock; or

           (ii) Sprint shall offer for subscription to the holders of its Common Stock, as a class, any additional shares of stock of any class or grant to such holders, as a class, any other rights or options; or

           (iii) of any reclassification of Sprint Common Stock or change, merger, consolidation, sale or conveyance entitling the holders of the Convertible Preferred to a security different from Sprint Common Stock; or

           (iv) of the liquidation, dissolution or winding-up of Sprint;

then the Corporation shall give notice of any such action at least 10 days prior to the date on which the Sprint stock transfer books shall close or a record is to be taken for such stock dividend, distribution, offering or granting of rights or options, or such reclassification, change, merger, consolidation, sale, conveyance, liquidation, dissolution or winding-up is to be effective, as the case may be, by mail, first-class postage prepaid, to the Conversion Agent and to all holders of Convertible Preferred of record at a date not more than 30 days prior to such mailing, at their addresses as the same appear on the stock records.

           (l) The Corporation hereby appoints First Chicago Trust Company of New York, Chicago, Illinois, as the Conversion Agent. The Conversion Agent may resign at any time upon 60 days' written notice to the Corporation and may be removed by the Corporation at any time upon 60 days' written notice to the Conversion Agent. The Corporation shall, within 20 days after notice of resignation or removal of the Conversion Agent, appoint a successor Conversion Agent, which shall be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $5,000,000, and having an office in the City of Chicago and State of Illinois. Notice of such appointment and of the effective date thereof shall be given by the Corporation, at least 30 days prior to such effective date, by mail, first-class postage prepaid, to the Conversion Agent, the successor Conversion Agent and all holders of Convertible Preferred of record at a date not more than 30 days prior to such mailing, at their addresses as the same appear on the stock records.

           4.    Shares of the Convertible Preferred redeemed,
purchased,   converted   or  otherwise   reacquired   by   the
Corporation shall be cancelled and retired and shall not be reissued.

      Fifth: The Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without any action on the part of the stockholders. By-laws made by the directors may, however, be amended, altered, changed, added to or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose, at which a quorum shall be present, by the holders of a majority of each class of stock entitled to vote thereat.

      Sixth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      Seventh: In order to induce the directors, officers, employees and agents of the Corporation and each person (including a director, officer, employee or agent of the C orporation) who, at the request of the Corporation, acts as a director or officer of any other corporation in which the Corporation has an interest to protect, to continue to serve as such and in order to induce such other persons as may hereafter be elected or appointed directors, officers, employees or agents of the Corporation or such other corporation to serve as such, and in consideration of such service and as additional compensation therefor:

           (1) No director of the Corporation shall be personally liable to the Corporation or its stockholders for breach of fiduciary duty as a director; provided, however, that this Article Seventh shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of Section 174 of the Delaware General Corporation Law and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended.

           (2) The Corporation shall have the power to indemnify any person, advance expenses and purchase and maintain insurance on behalf of any person to the fullest extent permitted, from time to time, by the Delaware General Corporation Law.

           (3)   Any  repeal or modification of  this  Article
     Seventh   shall  not  adversely  affect  any   right   or
     protection of a director of the Corporation existing at the time of such repeal or modification.



                                                        Exhibit 3(b)
                     CENTRAL TELEPHONE COMPANY

                              BYLAWS
                     AS AMENDED APRIL 1, 1993

                             ARTICLE I
                      MEETINGS OF SHAREOWNERS


                Section 1. Annual Meeting. An annual meeting of shareowners shall be held each year, on such date as may be determined by the Board of Directors, for the election of directors and for the transaction of such other business as may properly be brought before the meeting. If the Board of Directors fails to fix a date for the annual meeting, it shall be held on the last Thursday in April. The meeting shall be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice. If the time and place for any meeting are not stated in the notice, then the meeting shall be held at 2:00 p.m. at the Company's office in Chicago, Illinois.

                Section 2. Special Meetings. Special meetings of the shareowners may be called exclusively by the Board of Directors or the Chief Executive Officer of the Company, and such other persons as may be authorized by law, to be held at such time and place as it or such officer shall determine or as shall be stated in the notice of the meeting or a duly executed waiver of notice.

                Section  3. Notice of Meetings.  Unless  otherwise
required by law, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of any meeting of shareowners, either personally or by mail, to each shareowner entitled to notice of or to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, in a sealed envelope addressed to the shareowner at such shareowner's address as it appears on the records of the Company. Subject to Section 4 of this Article I, at any meeting of shareowners, action may be taken upon any subject which is either stated in the notice of the meeting or is not stated in the notice of the meeting and is not required by law, the Certificate of Incorporation or these Bylaws to be stated in the notice of the meeting.

                Whenever any notice is required to be given to any shareowner, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated in the waiver, shall be deemed equivalent to the giving of such notice; and attendance of a shareowner at any meeting shall constitute a waiver of notice of the meeting unless such attendance is for the sole purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. No notice of an adjourned meeting of shareowners need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for a period greater than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting.

                Section 4. Business at Meetings. To be properly brought before a meeting of shareowners, business must be (a) specified in the notice of meeting (or any supplement thereto)
given  by  or  at  the direction of the Board  of  Directors,  (b)
otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareowner. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareowner, the shareowner must give written notice to the Secretary of the Company delivered to or mailed and received at the principal executive offices of the Company, not less than 50 days or more than 75 days prior to the meeting; provided however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareowners, notice by the shareowner may be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A shareowner's notice to the Secretary shall set forth as to each matter the shareowner proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareowner proposing such business, (iii) the class and number of shares of the Company which are owned by the shareowner, and (iv) any material interest of the shareowner in such business.

                The chairman of a shareowners' meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedure set forth in this Section and, if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be considered at the meeting.

                Section 5. List of Shareowners. The Secretary shall prepare, before every meeting of shareowners, a complete list of the shareowners entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareowner and the number of shares registered in the name of each shareowner. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present in person thereat.

               Section 6. Quorum. At all meetings of shareowners, a quorum for the transaction of any business shall consist of the holders of such number of shares, represented in person or by proxy, as shall be entitled to cast a majority of the votes which might be cast by the holders of all of the shares of the Company issued, outstanding and entitled to be voted upon such business. In the absence of a quorum, the shareowners entitled to vote thereat and represented at the meeting or at any adjournment thereof may adjourn the meeting from time to time without notice other than by announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken (subject to the provisions of the last sentence of Section 3 of this
Article I) until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

                Section 7. Voting. At any meeting of shareowners when a quorum is present, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. Voting upon any matter, including election of directors, need not be by ballot.

                Section 8. Proxies. Any shareowner entitled to vote at any meeting of shareowners may vote either in person or by proxy, but no proxy which is dated more than 3 years before the meeting at which it is offered shall be accepted unless the proxy shall provide for a longer period. Every proxy shall be in writing, signed by the shareowner or the shareowner's duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. A proxy received in the form of a datagram, telegram or other written communication which identifies the shareowner and evidences the shareowner's intent to submit a proxy may be accepted, although not manually signed.

                Section  9.  Nominations.  Only  persons  who  are
nominated  in  accordance with the following procedures  shall  be eligible  for  election to the Board of Directors.  The  Board  of
Directors shall nominate candidates for election to the Board of Directors. The Company shall solicit proxies from the shareowners to vote for the Board of Directors' nominees. Nominations of persons for election to the Board of Directors at a meeting of shareowners may also be made by any shareowner of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareowner's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareowners, notice by the shareowner to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareowner's notice to the Secretary shall set forth (a) as to each person whom the shareowner proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) such other information relating to the person required to be disclosed in solicitations for proxies for election of directors pursuant to law and the rules of the Securities and Exchange Commission; and (b) as to the shareowner giving the notice (i) the name and record address of such shareowner and (ii) the class and number of shares of capital stock of the Company which are owned by such shareowner. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve on the Board of Directors.

                The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedure set forth in this Section, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                            ARTICLE II
                        BOARD OF DIRECTORS


                Section 1. Number and Powers. The number of directors shall not be less than three (3) nor more than fifteen (15) and at any time shall be such number as the Board of Directors shall most recently have fixed. Each director shall hold office during the term for which such director was elected and until such director's successor is elected and qualified or until such director shall:

     (a)  attain age 70;

     (b) if an employee of the Company, terminate employment with the Company;

     (c)  have died;

     (d) resign by writing filed with the Secretary of the Company; or

     (e) be removed as provided in Section 10 of this Article II of these Bylaws.

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors which may exercise all of the powers of the Company except such as are by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to other persons.

                Section 2. Organization Meeting. Immediately after each meeting of shareowners at which directors shall have been elected, the Board of Directors may hold a regular meeting for the purpose of organization or otherwise at the place of the shareowners' meeting and no notice of such meeting of the Board of Directors shall be necessary.

                Section 3. Regular and Special Meetings. Meetings of the Board of Directors may be called by the Chief Executive
Officer or the Secretary, and shall be called by the Secretary upon the written request of 3 directors. The Board of Directors may hold its meetings at such place or places as it may determine or as may be designated by the person calling the meeting.

               Section 4.  Notice of Meetings.  Except as provided
in Section 2 of this Article II, notice of the place, day and hour of every meeting shall be given to each director at least 2 days before the meeting by delivering such notice to each director personally, either orally or in writing, or by sending notice to each director by telegraph or by leaving a notice at each director's residence or usual place of business or, in the alternative, upon 5 days' notice by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, in a sealed envelope addressed to the director at the address furnished to the Company for such purpose and, if telegraphed, notice is given when it is delivered to the telegraph company for transmission to the director at the address furnished to the Company for such purpose. A written waiver of notice signed by the director entitled to notice and filed with the records of the meeting either before or after the holding thereof, waives such notice; and attendance of a director at any meeting shall constitute a waiver of notice of the meeting unless such attendance is for the sole purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. No notice of adjourned meetings of the Board of Directors need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for a period greater than 30
days.   The  notice need not specify the business proposed  to  be transacted at the meeting, except as provided in Section 10 of this Article II.

                 Section 5. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, the directors present, by majority vote, may adjourn the meeting without notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

                Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction between the Company and one or more of the directors or officers of the Company or a company or organization in which one or more of the directors or officers of the Company are directors or officers or have a financial interest.

               Section 6. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

               Section 7. Conference Call Meetings. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at the meeting of the directors so participating.

                Section 8. Vacancies. Except as provided by law with respect to directors elected by any class or classes of stock or series thereof, if any vacancy occurs in the Board of Directors or any new directorship is created by an increase in the number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, have the exclusive power to elect a successor or fill the newly created directorship, and any director so elected shall hold office as provided in
Section 1 of this Article II until the next election of and until a successor shall be duly elected and qualified.

                 Section 9. Compensation and Indemnification. Directors shall be entitled to receive such compensation for their services as directors and as members of committees of the Board of Directors as may be fixed by the Board of Directors, and shall be reimbursed for expenses of attendance at meetings of the Board of Directors and committees thereof. Directors may act as officers of or serve the Company in any other capacity and receive compensation therefore.

                Directors shall be entitled to indemnification  to
the   fullest   extent  permitted  by  law,  the  Certificate   of
Incorporation and any written agreement with the Company.

                Section 10. Removal. In addition to the power of the shareowners to remove directors, unless otherwise prohibited by law, any director may be removed, only for cause, by vote of a majority of the entire Board of Directors at a meeting called for that purpose and specified in the notice of the meeting.

                            ARTICLE III
                            COMMITTEES

                Section 1. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees as it shall deem advisable and with such rights, powers and authorities as it shall prescribe.

                Section 2. Additional Applicable Provisions.   The
provisions of Sections 4, 5, 6 and 7 of Article II of these Bylaws are applicable to meetings of committees.

                            ARTICLE IV
                             OFFICERS

                Section 1. Principal Officers. The principal officers of the Company shall be a Chief Executive Officer, a
Chairman, a Vice Chairman, a President, one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President, a Senior Vice President or such other designation as may be determined by the Board of Directors), a Secretary, a Treasurer and a Controller. The Chief Executive Officer, the Chairman, the Vice Chairman and the President shall be elected by the Board of Directors. All other principal officers of the Company may be elected by the Board of Directors or appointed by the Chief Executive Officer. The Company may also have such other officers as may be elected or appointed as provided in these
Bylaws. Subject to Section 14 of this Article IV, the elected officers of the Company shall serve at the pleasure of the Board of Directors, or in the case of appointed officers, at the pleasure of the Chief Executive Officer, or until they shall have resigned by writing filed with the Secretary of the Company.

                Section 2. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Company and may appoint officers as provided in these Bylaws. The Chief Executive Officer shall, when present, preside at all meetings of the shareowners and of the Board of Directors and perform such other duties as may be assigned to the Chief Executive Officer by the Board of Directors.

                Section 3.  Chairman.  The Chairman shall  perform
such duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. The Chairman may sign, with the
Secretary   or  Treasurer  or  Assistant  Secretary  or  Assistant
Treasurer, certificates of stock of the Company; and sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company.

                Section 4. Vice Chairman. The Vice Chairman shall assist the Chief Executive Officer and the Chairman and perform such other duties as may be assigned to the Vice Chairman by the Board of Directors or the Chief Executive Officer. The Vice Chairman shall, in the absence of the Chief Executive Officer and the Vice Chairman of the Executive Committee, preside at all meetings of the shareowners and of the Board of Directors.

                Section 5. President. The President shall  perform
all duties incident to the office of a president of a company and such other duties as may be assigned to such officer by the Board of Directors, the Chief Executive Officer or the Chairman. The President may sign, with the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, certificates of stock of the
Company; and sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company.

                Section 6. Vice President. Each Vice President shall perform such duties as may be assigned to such officer by the Board of Directors, the Chief Executive Officer, the Chairman or the President. At the request of the President, or in the President's absence or disability, at the request of the Chief Executive Officer or the Chairman, any Vice President may perform all of the duties of the President and when so acting shall have the powers of the President. Any Vice President may sign, with the Secretary or Treasurer, or Assistant Secretary or Assistant Treasurer, certificates of stock of the Company; sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company; and, in general, assist the Chief Executive Officer, the Chairman and the President and perform all duties incident to the office of a vice president of a company.

               Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareowners, of the Board of Directors and of any committee of the Board of Directors in books provided for the purpose; cause notices to be given in accordance with the provisions of these Bylaws or as required by law; be custodian of the stock ledger and records and of the corporate seal of the Company; see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when it is so affixed attest the same; sign, with the Chairman, the President or any Vice President, certificates of stock of the Company; and, in general, perform all duties incident to the office of a secretary of a company, and such other duties as may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

                Section 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall be authorized by the Board of Directors. The Treasurer shall render to the Chief Executive Officer, the Chairman, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company. The Treasurer may sign, with the Chairman, the President or a Vice President, certificates of stock of the Company; and, in general, the Treasurer shall perform all duties incident to the office of a treasurer of a company, and such other duties as may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

                Section 9. Controller. The Controller shall have control and general supervision over all accounts and records pertaining to moneys, properties, materials and supplies, and shall have such other powers and duties as are commonly incident to the office of a controller of a company, and such other duties as may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

                Section 10. Assistant and Subordinate Officers. The Board of Directors may elect, and the Chief Executive Officer may appoint, such assistant or subordinate officers as the Board of Directors or the Chief Executive Officer may deem desirable and prescribe their powers and duties. In the absence or disability of a principal officer, or at the direction of a principal officer, any assistant or subordinate officer shall have the powers and duties of such principal officer to which the assistant officer or subordinate officer reports.

                Section 11. Additional Authorities and Duties and Restrictions Thereon. The Board of Directors, or in the case of appointed officers, the Chief Executive Officer, may, at any time, for a limited or unlimited period, grant to or impose upon any officer (including any assistant or subordinate officer) authorities or duties additional to those hereinabove specified. The Board of Directors, or in the case of appointed officers, the Chief Executive Officer, may also, at any time for a limited or unlimited period, restrict the authorities and duties otherwise appurtenant to any office.

                Section 12. Officers Holding Two or More Offices. Any number of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

                Section 13. Compensation and Indemnification. Officers shall be entitled to receive such compensation for their services as officers, as may be fixed by or pursuant to authority delegated by the Board of Directors.

                Officers  shall be entitled to indemnification  to
the   fullest   extent  permitted  by  law,  the  Certificate   of
Incorporation and any written agreement with the Company.

                Section 14. Removal. Any elected officer may be removed, with or without cause, by vote of a majority of the entire Board of Directors. Any appointed officer may be removed, with or without cause, by the Board of Directors or the Chief Executive Officer.

                             ARTICLE V
                              SHARES

                Section 1. Certificates. Each shareowner shall be entitled to a certificate or certificates certifying the number and kind of shares owned by such shareowner, signed by the Chairman, the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company. The signatures of the officers upon a certificate may be a facsimile when the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Company itself or an employee of the Company. The seal of the Company may be a facsimile thereof. Share certificates shall be in such form, not inconsistent with law or the Certificate of Incorporation, as shall be approved by the Board of Directors.

                Section 2. Transfer of Shares and Additional Authority. Except as otherwise provided by law or these Bylaws, the transfer of shares and certificates representing shares of stock shall be governed by the Uniform Commercial Code - Investment Securities, 5A Delaware Code, Article 8. Shares of stock shall be transferable only on the books of the Company by the holder thereof, in person or by a duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company. The Board of Directors may make such additional rules and regulations and take such action as it may deem expedient concerning the issue, reissue, transfer, registration and cancellation of certificates representing shares of stock of the Company.

                Section 3. Transfer Agents and Registrars. The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board of Directors, where the shares of any of the stock of the Company shall be directly transferable, and may also have one or more registered offices, each in charge of a Registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of stock of the Company in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and, if a Registrar shall have been designated, unless registered by such Registrar.

               Section 4.  Record Dates.  In order that:

                (a)   The  Company may determine the  shareowners
     entitled  to  notice  of  or  to  vote  at  any  meeting  of shareowners or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting. If no such record date is fixed, the record date shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareowners of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting;

                (b) The Company may determine the shareowners entitled to consent to corporate action in writing without a meeting as provided by law; and

                (c)   The  Company may determine the  shareowners
     entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareowners entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted and shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareowners for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                            ARTICLE VI
                     MISCELLANEOUS PROVISIONS

                Section 1. Offices. The Company shall maintain such registered offices and registered agents as may be required by law. The Company may have such other offices at such other places as the Board of Directors may from time to time appoint or as the business of the Company may require and, subject to the provisions of the laws of the State of Delaware, may keep the books of the Company outside of said state and at such place or places as may be designated by the Board of Directors or pursuant to these Bylaws.

               Section 2. Seal. The corporate seal of the Company shall bear the name of the Company and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the purposes of the Company.

                Section 3. Books and Records. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may determine whether and, if allowed, when and under what conditions and regulations the books and records of the Company, or any of them, shall be opened to the inspection of shareowners, and the rights of shareowners in this respect are and shall be limited accordingly. Under no circumstances shall any shareowner have the right to inspect any book or record or receive any statement for an improper or illegal purpose.

                Section 4. Fiscal Year. The fiscal year of the Company shall begin on the first day of January in each year and end of the last day of December in each year.

                Section 5. Voting of Stock in Other Companies. Any shares in other companies which may be held by the Company may be represented and voted at any meeting of shareowners of such other company by the Chief Executive Officer, the Chairman, the Vice Chairman, the President or any Vice President of the Company or by proxy executed in the name of the Company by any one of such officers.

                Section 6. Amendments. Except to the extent otherwise provided by law or the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws without any action on the part of the shareowners. Notwithstanding the power conferred on the Board of Directors, the shareowners may adopt Bylaws and may amend or repeal Bylaws adopted by the Board of Directors, as provided by law and in Article Seventh of the Certificate of Incorporation.